                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________
                                   FORM 8-K
                                 _____________

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): OCTOBER 29, 1998


                        GORGES/QUIK-TO-FIX FOODS, INC.
            (Exact name of registrant as specified in its charter)


       DELAWARE                       333-20155               58-2263508
(State or other jurisdiction    (Commission File Number)    (IRS Employer
   of incorporation)                                      Identification No.)


                               9441 LBJ FREEWAY
                                   SUITE 214
                             DALLAS, TEXAS  75243
                   (Address of Principal Executive Offices)

                                 972-690-7675
             (Registrant's telephone number, including area code)


                                  Page 1 of 4
                          Index to Exhibits on Page 4
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ITEM 5.  OTHER EVENTS.

   On October 29, 1998, Gorges/Quik-to-Fix Foods, Inc. (the "Company") issued a press release announcing its offer to purchase not less than $36,000,000 and up to $46,000,000 aggregate principal amount of its 11 1/2% Senior Subordinated Notes due 2006, Series B. The press release issued in connection therewith is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (A)   EXHIBITS
         --------

         EXHIBIT NO.  DESCRIPTION
         ----------   -----------

        10.1 The Fourth Amendment and Waiver dated October 29, 1998 by and among Gorges Holding Company, a Delaware Corporation, the Company, the lending institutions party to the Credit Agreement (as defined therein) and NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.

        10.2 The Equity Agreement dated October 29, 1998 by and among Gorges Holding Company, Delaware Corporation, and CGW Southeast Partners III, L.P., a Delaware limited partnership

        99.1  Press Release of the Company dated October 29, 1998

        99.2  The Company's Offer to Purchase dated October 29, 1998

                                       2

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                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           GORGES/QUIK-TO-FIX FOODS, INC.
                                    (Registrant)



Date: October 29, 1998     By /s/ A. Scott Letier
                              ---------------------
                              A. Scott Letier
                              Chief Financial Officer

                                       3
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
-------


        10.1 The Fourth Amendment and Waiver dated October 29, 1998 by and among Gorges Holding Company, a Delaware Corporation, the Company, the lending institutions party to the Credit Agreement (as defined therein) and NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.

        10.2 The Equity Agreement dated October 29, 1998 by and among Gorges Holding Company, Delaware Corporation, and CGW Southeast Partners III, L.P., a Delaware limited partnership

        99.1  Press Release of the Company dated October 29, 1998

        99.2  The Company's Offer to Purchase dated October 29, 1998

                                       4